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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Boca Research, Inc. on Form S-8 of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of Boca Research, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
May 26, 2000